SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

                          BLUGRASS ENERGY INC.

 (Exact name of Company as specified in its charter)

                            Nevada

(State or other jurisdiction of incorporation)

     333-135852

20-4952339

        (Commission File Number)                                 (IRS Employer

 Identification No.)

13465 Midway Road, Suite 322, LB 10, Dallas, Texas 75244

(Address of principal executive offices)

          (Zip Code)

Company’s telephone number, including area code:  (972) 404-9995

730-1015-4th Street SW Calgary, AB T2R 1J4

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01.

Completion of Acquisition or Disposition of Assets.

Pursuant to a Purchase and Sale Agreement dated February 22, 2011 (the “Purchase Agreement”), by and between Petro Grande, LLC, a Delaware limited liability company (“Petro Grande”) and Blugrass Energy Inc. (the “Company”), the Company acquired an oil and gas lease covering 4,807 acres located in the Permian Basin in Crockett County, Texas.

Acquisition of the lease, representing an 87.5% working interest, includes full access to complete three-dimensional (3D) seismic imaging of the lands under lease.  Acquisition of the lease also includes an option to participate as a working interest partner in drilling programs sponsored on an additional 9,850 acres.  Located in close proximity to the Company’s lease, this acreage has also benefited from complete 3D seismic imaging underwritten by Petro Grande, which holds the additional acreage.

Closing of the transaction contemplated by the Purchase Agreement (the “Transaction”) was completed as of February 23, 2011.

 Pursuant to the Purchase Agreement, the Company issued to Petro Grande (i) shares of Company common stock comprising approximately 77% of the Company’s outstanding shares plus (ii) a promissory note in the amount of $3.5 million.

Pursuant to the terms of the Purchase Agreement, the officers and directors of the Company prior to the Transaction resigned, after having elected Abram Janz and Laurence Maguire to the Company’s Board of Directors.

Accordingly, as a result of the change in the Company’s stock ownership and the composition of the Company’s Board of Directors, the Transaction has resulted in a change of control of the Company.

The Purchase Agreement is filed as Exhibit 2.1 to this Report, and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified by reference to the Purchase Agreement.

Unless the context otherwise requires, all references in this Report to “we,” “us,” “our company,” “our,” or the “Company” refer to Blugrass Energy Inc.

Item 3.02.

Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, on February 23, 2011 we issued to Petro Grande an aggregate of 261,471,681 shares of the Company’s common stock described under Item 2.01 above, comprising approximately 77% of the Company’s outstanding shares.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  We made this determination based on the representations of Petro Grande that it is an “accredited investor,” as defined in Regulation D of the Securities Act.  Appropriate legends have been affixed to all shares of the Company’s common stock issued in the Transaction.

Item 4.01.

Changes in Registrant’s Certifying Accountant

Appointment of Whitley Penn LLP

Effective February 23, 2011, upon closing of the Transaction, the Company dismissed Madsen & Associates CPA’s, Inc. (“Madsen”) as the Company’s independent registered public accounting firm and appointed Whitley Penn LLP (“Whitley Penn”) as the Company’s independent registered public accounting firm.  The Board of Directors of the Company approved the change of independent registered public accounting firms.

Madsen’s independent auditor’s report dated November 15, 2010, furnished in connection with the Company’s annual report on Form 10-K for the period ended June 30, 2010, did not include an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that each such independent auditor’s report contained an qualification raising substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year and the subsequent interim period prior to the date of this report, there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the matter thereof in connection with its report.

The Company has provided Madsen with a copy of this report prior to the filing hereof and has requested that Madsen furnish the Company a letter addressed to the Commission stating whether or not Madsen agrees with the statements made by the Company in this report.

Prior to the appointment of Whitley Penn as the Company’s independent registered public accounting firm, neither the Company nor anyone acting on its behalf consulted with Whitley Penn regarding either (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement identified in response to Item 304(a)(1)(iv) of Regulation S-K and the related instructions or an event identified in response to Item 304(a)(1)(v) of Regulation S-K.

Appointment of Madsen & Associates CPA’s, Inc.

Larry O’Donnell, CPA, P.C. (“O’Donnell P.C.”) served as the Company’s independent registered public accounting firm for the period ended June 30, 2009.  The change in the Company’s accounting firm from O’Donnell P.C. to Madsen, effective February 12, 2010, was reported in a Current Report on Form 8-K filed with the Commission on February 16, 2010, and is incorporated herein by reference.

Item 5.01.

Changes in Control of Registrant.

As contemplated by the Purchase Agreement, the transactions in the Company’s stock ownership described under Item 2.01 of this Report and the changes to the composition of the Board of Directors of the Company described under Item 5.02 of this Report, resulted in a change of control of the Company.  The information under Items 2.01 and 5.02 of this Report is incorporated by reference into this Item 5.01.  Petro Grande now beneficially owns 68% of the Company’s outstanding shares.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Purchase Agreement described under Item 2.01 of this Report, the Company’s Board of Directors increased its size to five persons and, in accordance with the Company’s bylaws, elected Abram Janz and Laurence Maguire to fill the newly-created vacancies.  John Kenney Berscht, Jeffrey Dunphy and Edward W. Karasek then resigned from the Company’s Board of Directors.

Also in connection with the transactions contemplated by the Purchase Agreement described under Item 2.01 of this Report, the Company accepted the resignations of the former officers of the Company effective at the closing of the Transaction.  The new executive officers of the Company, as appointed by the Board of Directors, and their respective titles are set forth below:

Name	Age	Position
Abram Janz	59	President and Chief Executive Officer
Laurence K. Maguire	67	Executive Vice President and Chief Financial Officer

Set forth below is certain information regarding the persons who currently serve as directors and executive officers of the Company.

The Company’s President and CEO, Abram Janz, has been an independent consultant and partner in numerous projects since 1985, primarily in the natural resource industry.  Since June 2006, Mr. Janz has served as President and CEO of Petro Grande, LLC, a privately owned oil and gas company, and since October 2009 he has served as President and CEO of PG Operating, LLC, which will serve as the operator for the Company’s drilling programs.  Over the course of his career, Mr. Janz has been intimately involved in a range of complex projects in international markets.  Mr. Janz has deep experience in the structuring and development of natural resource exploration projects in the U.S., Canada, Europe and South America.  His experience includes raising private and institutional capital, engaging teams of professional advisors and industry experts, securing leases and other exploration concessions, and working with operators to complete seismic, exploration and pipelines.

The Company’s Executive Vice President and CFO, Laurence K. Maguire, is a 30-year veteran of the oil and gas industry, having served in a variety of operational and senior management roles.  Since December 2008, Mr. Maguire has served as Senior Vice President and CFO of Petro Grande, LLC, a privately owned oil and gas company, and since October 2009 he has served as Senior Vice President and CFO of PG Operating, LLC, which will serve as the operator for the Company’s drilling programs.  Prior to his tenure with Petro Grande, Mr. Maguire was employed with Delhi Gas Pipeline Corp as its Chief Financial Officer; with Texas Oil & Gas Corp as its Director of Internal Audit, Assistant Controller, and VP Land Administration; and with Getty Oil Company as its Director of Financial Services and  Assistant Treasurer.   In those roles, Mr. Maguire performed a number of revenue audits and contract compliance audits, including the technical audits related to gas measurement controls at the wellhead and gas settlement meters.  Mr. Maguire has a B.S. in Industrial Engineering and Management and an MBA from Oklahoma State University and has certifications as a Certified Public Accountant, Certified Internal Auditor, and Certification in Control Self-Assessment.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transactions contemplated by the Purchase Agreement described under Item 2.01 of this Report, on February 16, 2011 the Company filed a Certificate of Amendment to its Articles of Incorporation, to increase the authorized number of shares of common stock from 75,000,000 shares to 500,000,000 shares, par value $0.001 per share.

Item 5.07.

Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held on January 26, 2011, adjourned to February 4, 2011 (the “Special Meeting”), to vote upon the following proposal: a proposal to amend the Company’s Articles of Incorporation to increase the authorized number of shares of common stock from 75,000,000 shares to 500,000,000 shares, par value $0.001 per share (“Proposal One”).

As of November 26, 2010, the record date for determining the Company stockholders entitled to vote on the proposal presented at the Special Meeting (the “Record Date”), there were 56,816,666 shares of Company common stock issued and outstanding.  At the Special Meeting, the holders of 51,950,155 shares of the Company’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The approval of Proposal One required the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting in person or by proxy, in accordance with Nevada law.

At the Special Meeting, Company stockholders approved Proposal One by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting, in person or by proxy, as of the Record Date.

The final voting results for Proposal One are set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
49,683,671	2,220,484	45,950	50

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement dated February 22, 2011, by and between Petro Grande, LLC and Blugrass Energy Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 1, 2011

BLUGRASS ENERGY INC.

By:  ____/s/ Abram Janz__________

______

       Abram Janz

       President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement dated February 22, 2011, by and between Petro Grande, LLC and Blugrass Energy Inc.